EXHIBIT 99.8


                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Hallmark Financial Services, Inc. (the "Company").

      This will instruct you whether to exercise the Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Rights Certificates."

      Box 1. [ ]  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

      Box 2. [ ]  Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                        Number of        Subscription
                          Rights            Price               Payment
                     --------------     --------------    -------------------

 Basic Subscription
 Privilege           ______________  X  ______________  = $__________(line 1)

 Over-Subscription
 Privilege           ______________  X  ______________  = $__________(line 2)

                     Total Payment Required
                     (Sum of lines 1 and 2)             = $__________________


      Box 3. [ ] Payment in the following amount is enclosed $______________.
                 (This amount must equal the amount set forth under "Total Payment Required" above).

      Box 4. [ ] Please deduct payment from the following account maintained by you as follows:

 _______________________________    ______________________________________
 Type of Account                    Account No.

 Amount to be deducted: $_______    ______________________________________
                                    ______________________________________
                                    Signature(s)

                                    Please type or print
                                    name(s) below:
                                    ______________________________________
                                    ______________________________________

 Date: _____________________, 2005